AMENDMENT TO NOTE SETTLEMENT AGREEMENT

This Amendment to Note Settlement Agreement (this “Amendment”) is entered into as of February 19, 2016, by and between TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company (“Lender”), and VAPOR HUB INTERNATIONAL INC., a Nevada corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in that certain Note Settlement Agreement dated December 18, 2015 entered into by and between Lender and Borrower (as amended, the “Settlement Agreement”).

A.

Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note issued on November 4, 2014 in the original principal amount of $1,687,500.00 (the “November Note”) pursuant to that certain Securities Purchase Agreement dated November 4, 2014 by and between Lender and Borrower (the “November Purchase Agreement,” and together with the November Note and all other documents entered into in conjunction therewith, the “November Transaction Documents”).

B.

Borrower also previously sold and issued to Lender that certain Promissory Note dated June 4, 2015 in the original principal amount of $245,000.00 (the “June Note,” and together with the November Note, the “Notes”) pursuant to that certain Note Purchase Agreement dated June 4, 2015 by and between Lender and Borrower (the “June Purchase Agreement,” and together with the June Note and all other documents entered into in conjunction therewith, the “June Transaction Documents”). The June Transaction Documents and the November Transaction Documents are collectively referred to herein as the “Transaction Documents.”

C.

On December 18, 2015, Borrower and Lender entered into the Settlement Agreement, pursuant to which they agreed to restructure and settle the Notes on the terms set forth therein.

D.

Borrower has requested that Lender alter the terms of the payment schedule set forth in the Settlement Agreement (the “Revised Payment Schedule”).

E.

Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Settlement Agreement to reflect the Revised Payment Schedule.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.

Revised Payment Schedule. Section 2 of the Settlement Agreement is deleted in its entirety and replaced with the following:

“Note Payments. Notwithstanding the terms of the Notes, Borrower covenants and agrees to make the following payments to Lender (the “Restructure”): (a) a cash payment in the amount of $35,000.00 together with shares of Common Stock (as defined in the November Note) based on a Conversion Amount (as defined in the November Note) of $15,000.00 (the “First Note Payment Conversion Amount”), delivered subject to the terms and conditions set forth below, with such cash payment received by Lender upon execution of this Amendment and the shares of Common Stock received by Lender within three (3) Trading Days thereof; (b) a cash payment in the amount of $35,000.00 together with shares of Common Stock based on a Conversion Amount of $15,000.00 (the “Second Note Payment Conversion Amount,” and together with the First Note Payment Conversion Amount, the “Note Payment Conversion Amounts”), delivered subject to the terms and conditions set forth below, with such cash payment received by Lender on or before March 15, 2016 and the shares of Common Stock received by Lender within three (3) Trading Days thereof; and (c) a payment equal to the remaining aggregate Outstanding Balance of the Notes on or before April 15, 2016, which payment must be made in cash (collectively, the “Note Payments”). Unless specified otherwise by Lender in a written notice delivered to Borrower (which notice Lender may provide in its sole and absolute discretion), all Note Payments shall be applied first against the Outstanding Balance of the November Note until the November Note has been paid in full and thereafter against the June Note until the June Note has been paid in full. Borrower’s delivery of shares of Common Stock (“Payment Shares”) in connection with the Note Payment Conversion Amounts shall be subject to the following conditions: (i) Lender shall provide to Borrower a Conversion Notice for each Note Payment Conversion Amount that will set forth its calculation of the number of Payment Shares deliverable to Lender with respect to such Note Payment Conversion Amount; (ii) the number of Payment Shares deliverable with respect to each Note Payment Conversion Amount shall be equal to the applicable Note Payment Conversion Amount divided by the then-current Installment Conversion Price (as calculated pursuant to Section 8.1 of the November Note); (iii) all Payment Shares must be delivered in the manner and in accordance with the timeframe set forth in Section 9 of the November Note; (iv) the applicable shares of Common Stock must have been received by Lender or its broker, as applicable, and become Free Trading (as defined below) on or before the applicable due date for such portion of the applicable Note Payment to be deemed to have been timely made; and (v) on the date that is twenty (20) Trading Days from each date Borrower delivers Free Trading shares of Common Stock to Lender, there shall be a true-up where Borrower shall deliver to Lender additional shares of Common Stock on the terms and in the manner set forth in Section 11 of the November Note, provided that for purposes hereof, all references to “Installment Conversion Shares” shall be deemed to refer to Payment Shares. For the avoidance of doubt, the conditions for payments of the Note Payment Conversion Amounts via Payment Shares set forth above in this Section 2 shall apply to Note Payments made with respect to both the November Note and the June Note and to the extent any necessary term related to the payment of a Note Payment Conversion Amount via Payment Shares is not addressed in this Agreement, but is addressed in the November Note, the provision of the November Note shall apply (provided that if there is any conflict between a term set forth herein and a term set forth in the November Note, this Agreement shall govern), even if the November Note has been paid in full. For purposes hereof, the term “Free Trading” means that (y) the applicable Payment Shares have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (z) such Payment Shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.”

3.

Restructure Fee. In consideration of Lender’s agreement to implement the Revised Payment Schedule, its fees incurred in preparing this Amendment and other accommodations set forth herein, Borrower agrees to pay to Lender a fee in the amount of $2,500.00 (the “Restructure Fee”). The Restructure Fee shall be payable to Lender via wire transfer of immediately available funds upon execution of this Amendment.

4.

Failure to Comply. Notwithstanding anything to the contrary in this Amendment, in the event the Restructure Fee is not paid to Lender upon execution of this Agreement or in the event Lender does not receive the Note Payment due on the date hereof together with the applicable Payment Shares, the amendment set forth in Section 2 above to implement the Revised Payment Schedule shall be terminated and further deemed to be void ab initio such that Borrower’s payment obligations under the Settlement Agreement shall be as set forth therein as if this Amendment were never entered into. For the avoidance of doubt, the Restructure Fee shall be in addition to Borrower’s payment obligations under the Settlement Agreement and shall not reduce Borrower’s payment obligations thereunder.

5.

Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)

Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b)

There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)

Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Settlement Agreement.

(d)

Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Settlement Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)

Borrower represents and warrants that as of the date hereof no breaches exist under the Settlement Agreement or have occurred prior to the date hereof.

6.

Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with any amendment to the Settlement Agreement granted herein.

7.

Other Terms Unchanged. The Settlement Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Settlement Agreement after the date of this Amendment is deemed to be a reference to the Settlement Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Settlement Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Settlement Agreement, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Settlement Agreement.

8.

No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment, the Settlement Agreement, and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment and the Settlement Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment and in the Settlement Agreement.

9.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10.

Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

        TYPENEX CO-INVESTMENT, LLC

     By:

/s/ John Fife

            John M. Fife, President

BORROWER:

VAPOR HUB INTERNATIONAL INC.

By:

/s/ Lori Winther

Name:

Lori Winther

Title:

Chief Financial Officer

[Signature page to Amendment to Note Settlement Agreement]